Exhibit 10.2

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of February 8, 2024, by and among SensaSure Technologies Inc., a Nevada corporation (“Parent”), Formation Minerals Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Verde Bio Holdings, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Agreement and Plan of Merger was made and entered into as of December 11, 2023, by and among Parent, Merger Sub and the Company (the “Merger Agreement”; capitalized terms used, but not defined, herein shall have the same definition ascribed thereto in the Merger Agreement);

WHEREAS, Section 8.4 of the Merger Agreement provides that the Merger Agreement may be amended by Parent, Merger Sub and the Company at any time by the execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to amend Section 8.1(c) of the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to the Merger Agreement.

a.	Section 6.2(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Preparation. Promptly after the execution of this Agreement the Company will prepare (with Parent’s reasonable cooperation) and file as promptly as practicable with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”) for the purpose of soliciting proxies from Company Stockholders for the matters to be acted upon at the Company Stockholder Meeting and providing the Company Stockholders an opportunity in accordance with the Company’s Charter and Bylaws to have their shares of Company Capital Stock redeemed (the “Redemption”) in conjunction with the stockholder vote, which shall include a joint registration statement (the “Registration Statement”) relating to the registration under the Securities Act of the Merger Consideration Shares. The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement. The Company will use its reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after receipt thereof. Promptly following confirmation by the SEC that the SEC has no further comments, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.”

b. Section 7.1(e)(ii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Following the Closing, the Parent shall issue to the Company Advisor a number of shares of Parent Common Stock, such that immediately following the Effective Time and the issuance of all shares of Parent Common Stock pursuant to this Agreement, Spartan will own 5,000,000 shares of Parent Common Stock (subject to adjustment in the event of a change in the Company Valuation, such that in any event Spartan will own a number of shares of Parent Common Stock that is equal to 5.1% of the Parent Common Stock issued and outstanding (on a fully-diluted basis) on the Closing Date and following the Effective Time), as may be adjusted or otherwise modified by agreement of Company Advisor and Parent.”

c.   Section 8.1(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m., Eastern Standard time, on June 30, 2024 (such time and date as it may be extended by mutual written agreement of Parent and the Company, the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available if the terminating Party’s material breach of any provision of this Agreement is the primary cause of the failure of the Merger to be consummated by the Termination Date;”

d. Schedule 2.7 of the Merger Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.7 attached hereto.

2. No Other Modification. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Merger Agreement shall remain in full force and effect, as applicable.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

4. Entire Agreement. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

5. Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

7. Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

SENSASURE TECHNOLOGIES INC.

By:	/s/ James Hiza
	Name:	James Hiza
	Title:	CEO

FORMATION MINERALS INC.

By:	/s/ James Hiza
	Name:	James Hiza
	Title:	CEO

VERDE BIO HOLDINGS, INC.

By:	/s/ Scott Cox
Name:
Title:

[Signature Page to Amendment to Agreement and Plan of Merger]

Schedule 2.7

As of the date of the Agreement:

Company Valuation: $10,000,000

Merger Consideration: 1,755,077,167 shares of Company Common Stock; 500,000 shares of Company Series A Preferred Stock; 788 shares of Company Series C Preferred Stock (convertible into 1,891,200,000 shares of Company Common Stock).

Parent Stock Price:

Parent Common Stock shall have a per share price of $0.75.

Parent Series A Preferred Stock shall have a per share price of $0.75.

Parent Series B Preferred Stock shall have a per share price of $0.75.

Merger Consideration Shares:

Each holder of Company Common Stock shall receive, in consideration for every 273.5 shares of Company Common Stock, 1 share of Parent Common Stock.

Each holder of Company Series A Preferred Stock shall receive, in consideration for every 273.5 shares of Company Series A Preferred Stock, 1 share of Parent Class A Preferred Stock.

Each holder of Company Series C Preferred Stock shall receive, in consideration for every 0.14 shares of Company Series C Preferred Stock, 1 share of Parent Class B Preferred Stock.

At the Effective Time (to be completed by the parties in advance of the Effective Time):

Company Valuation: $[    ]

Merger Consideration: $[    ]

Parent Stock Price:

Parent Common Stock shall have a per share price of $[    ].

Parent Series A Preferred Stock shall have a per share price of $[   ].

Parent Series B Preferred Stock shall have a per share price of $[    ].

Merger Consideration Shares:

Each holder of Company Common Stock shall receive, in consideration for every [    ] shares of Company Common Stock, 1 share of Parent Common Stock.

Each holder of Company Series A Preferred Stock shall receive, in consideration for every [    ] shares of Company Series A Preferred Stock, 1 share of Parent Class A Preferred Stock.

Each holder of Company Series C Preferred Stock shall receive, in consideration for every [    ] shares of Company Series C Preferred Stock.

Sch. 2.07